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                                                                      Exhibit 99

IKON                                                 P.O. Box 834
  Office Solutions                                   Valley Forge, PA 19482-0834
                                                     70 Valley Stream Parkway
                                                     Malvern, PA 19355

         News Release
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Contacts:
      Susan Gaffney            Veronica Rosa             Steven Eck
      Investor Relations       Investor Relations        Media Relations
      610-408-7292             610-408-7196              610-408-7295
      sgaffney@ikon.com        vrosa@ikon.com            seck@ikon.com
      -----------------        --------------            -------------

                     IKON NAMES WILLIAM S. URKIEL NEW CFO

     Valley Forge, Pennsylvania - April 22, 1999 - IKON Office Solutions (NYSE:IKN) today announced the appointment of William S. Urkiel to Chief Financial Officer and Senior Vice President, effective May 10, 1999.

     Mr. Urkiel, 53, most recently served as Corporate Vice President and Chief Financial Officer of AMP Incorporated, a $5.5 billion electronic connector manufacturer in Harrisburg, PA. Prior to his employment with AMP, Mr. Urkiel spent 27 years with IBM Corporation, where he held a variety of financial and planning positions in both operations and corporate finance. A graduate of Marist College, he also holds a master's degree from Iona College.

     "I am excited to welcome Bill to the IKON team," stated James J. Forese, President and CEO. "He has a strong financial and operational background in diverse technology companies. We are confident that his strong results-oriented style will be a great asset to IKON as we strive to deliver greater operational efficiencies and solid financial results, and to unleash the value of this strong franchise."

     IKON Office Solutions, Inc. (www.ikon.com) is one of the world's leading office technology companies, providing customers with the total office solutions from copier and printing systems, computer networking and digital document services to copy center management, technology training and electronic file conversion. With fiscal 1998 revenues of more than $5.6 billion, IKON has more than 1000 locations in the United States, Canada, Mexico, the United Kingdom, France, Germany and Denmark.

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